UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 5, 2011

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800

Registrant’s telephone, number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2 through 4 and Item 6 are not applicable and are therefore omitted.

ITEM 1.01.      Entry into a Material Definitive Agreement.

(a)           On December 5, 2011, U.S. Premium Beef, LLC (the “Company”) entered into a Membership Interest Purchase Agreement with Leucadia National Corporation (“Leucadia”), National Beef Packing Company, LLC (“National”), NBPCo Holdings, LLC (“NBPCo”), TKK Investments, LLC (“TKK”), TMKCo, LLC (“TMKCo”), and TMK Holdings, LLC (“TMK Holdings”) (the “Purchase Agreement”).  TKK, TMKCo and TMK Holdings are owned or controlled by National’s president and chief executive officer, Timothy M. Klein.

The Purchase Agreement provides for (i) Leucadia to purchase 56.2415% of the membership interests in National (the “National Interests”) from the Company for $646,777,342 and 19.8775% of the National Interests from NBPCo for $228,591,527; (ii) pursuant to pre-existing put rights, National will purchase from TKK and TMKCo all the National Interests owned by TKK and TMKCo for $75,946,955; and (iii) Leucadia to sell to TMK Holdings 0.6522% of the National Interests for $7,500,000 (the “Leucadia Transaction”).  Upon consummation of the Leucadia Transaction, the parties will own the following percentage membership interests in National: Leucadia 78.9477%; the Company 15.0729%; NBPCo 5.3272%; and TMK Holdings 0.6522%.

Under the Purchase Agreement, the Company makes representations and warranties customary for transactions of this type.  In addition, the Company is subject to certain covenants in the Purchase Agreement customary for transactions of this type.  Completion of the transactions contemplated by the Purchase Agreement is subject to certain customary closing conditions, including, among other things, approval of the Purchase Agreement and the proposed transaction by the Company’s members.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Appendix A to the proxy statement which is attached as Exhibit 20.1 to this Current Report on Form 8-K.   The key terms and conditions of the Purchase Agreement (and of the additional agreements to be entered into in connection with the transaction contemplated by the Purchase Agreement) can be found in the attached proxy statement.

On or about December 5, 2011, the Company mailed a proxy statement to its voting members requesting their vote on the proposed transaction contemplated by the Purchase Agreement at a special meeting to be held on December 29, 2011.  A copy of that proxy statement is attached as Exhibit 20.1 to this Current Report on Form 8-K.  (Although the Company is required to file quarterly and annual reports pursuant to the Securities Act of 1933, as amended, the Company is not required to be and is not registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).   As a result, the Company’s distribution of the proxy statement to its members is not subject to the portions of the Exchange Act governing solicitation of proxies.)

On December 5, 2011, National and the Company jointly issued a press release announcing that they had entered into the Purchase Agreement as discussed above.  A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(b)           The Company and its Chief Executive Officer, Mr. Steven D. Hunt, are currently parties to a “CEO Employment Agreement” which governs Mr. Hunt’s service as the Company’s Chief Executive Officer for the period from 2010 through 2015.  If the Leucadia Transaction is approved by the Company’s members and is completed, an amendment of the CEO Employment Agreement between the Company and Mr. Hunt will become effective.  Most of the terms and conditions of the existing CEO Employment Agreement will continue without modification.  However, several changes to that agreement will become effective upon completion of the Leucadia Transaction.  First, the current CEO Employment Agreement provides that its terms are subject to renegotiation upon the occurrence of certain events, including the Company’s involvement in a joint venture by acquisition, merger or otherwise, in which the Company does not remain as the majority owner of such joint venture.  Under the current CEO Employment Agreement, if the terms of the CEO Employment Agreement are renegotiated, the renegotiated terms will apply for the final three years (2013 through 2015) of the term of the CEO Employment Agreement.  Under the amendment which will become effective upon completion of the Leucadia Transaction, Mr. Hunt and the Company have agreed that the terms of the CEO Employment Agreement will not be renegotiated.  Second, the CEO Employment Agreement currently provides that if Mr. Hunt’s employment with the Company (or its affiliated entities) is terminated for reasons other than death, disability or cause, Mr. Hunt will not participate in the management or control of a competitor in the beef packing or processing industry during an 18 month period beginning upon termination of Mr. Hunt’s employment with the Company.  During that 18 month period, the Company is required to pay Mr. Hunt monthly payments equal to Mr. Hunt’s monthly base salary during the term of the CEO Employment Agreement and to allow Mr. Hunt to participate in the group benefits plans available to Company employees. One of the conditions to the completion of the Leucadia Transaction is Mr. Hunt’s agreement to enter into a non-competition agreement that carries a term of 10 years.  Under the amendment of the CEO Employment Agreement to become effective upon completion of the Leucadia Transaction,  the Company will be required to pay Mr. Hunt the monthly payments and provide the group benefits described above during the 10 year period of the non-competition agreement to be entered into by Mr. Hunt.   A copy of the “Second Amendment to CEO Employment Agreement between U.S. Premium Beef, LLC and Steven D. Hunt” is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 5.03                    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           In connection with its approval of the Purchase Agreement and the Leucadia Transaction, the Company’s Board of Directors adopted an amendment to the Unit Transfer Policy that is part of the Company’s Amended and Restated Limited Liability Company.  The Unit Transfer Policy is attached as Appendix C to the Amended and Restated Limited Liability Company Agreement and can be amended by action of the Company’s Board of Directors without the necessity of approval by the Company’s members.  Section 3.4 of that policy is entitled “Distributions and Allocations in Respect of Transferred Units.”  Effective as of the Company’s

execution of the Purchase Agreement, the Company’s Board of Directors approved a new subpart (b), to read as follows:

Distributions and Allocations Related To Sale of NBP Interests.  Notwithstanding the general provisions in Section 3.4, for any allocations or Distributions attributable to the transactions under the Membership Interest Purchase Agreement dated December 5, 2011 entered into by and between the Company, Leucadia National Corporation, National Beef Packing Company, LLC, the other members of National Beef Packing Company, LLC and TMK Holdings, LLC (the “MIPA”), the allocation of profits and losses and Distributions of proceeds from those MIPA transactions shall be made to the transferee of unit transfer transactions approved by the Board and made effective after December 5, 2011 but prior to the allocation or Distribution arising from or associated with the MIPA.

The new provision is intended to make clear that if transfers of the Company’s Class A units or Class B units are approved by the Company’s Board of Directors and are made effective after the Company has executed the Purchase Agreement but before any allocations or distributions arising from the completion of the Leucadia Transaction have occurred, the transferee of the applicable units will receive such allocations or distributions.

(b)           In connection with its approval of the Purchase Agreement and the proposed Leucadia Transaction, the Company’s Board of Directors has adopted a change in the Company’s fiscal year, with such change to become effective upon completion of the Leucadia Transaction.  If the Leucadia Transaction is completed, the Company’s fiscal year will end on the last Saturday of December each year, rather than ending on the last Saturday in August.  The Company will file a transition report on Form 10-Q to cover the period from August 27, 2011 through December 31, 2011.

ITEM 7.01       Regulation FD Disclosure.

The discussions in Items 1.01 and 5.03 are incorporated herein by reference.

ITEM 8.01       Other Events.

On December 5, 2011, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On December 5, 2011, the Company issued letters to its unitholders, associated cattle deliverers and patronage notice holders announcing that the Company had entered into the Purchase Agreement.  Copies of those letters are attached as Exhibit 99.2 and 99.3, respectively.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit
2.1

Membership Interest Purchase Agreement dated as of December 5, 2011, among Leucadia National Corporation; National Beef Packing Company, LLC; U.S. Premium Beef, LLC; NBPCo Holdings, LLC; TKK Investments, LLC; TMKCo, LLC; and TMK Holdings, LLC—Attached as Appendix A to Exhibit 20.1 to this Current Report on Form 8-K

10.1	Second Amendment to CEO Employment Agreement between U.S. Premium Beef, LLC and Steven D. Hunt
20.1	Proxy Statement regarding proposed transaction sent by U.S. Premium Beef, LLC to it members on or about December 5, 2011
99.1	Press Release dated December 5, 2011
99.2	Unitholder letter dated December 5, 2011
99.3	Associate and Patronage Notice Holder letter dated December 6, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

	By	/s/ Steven D. Hunt
Steven D. Hunt,
Chief Executive Officer

Dated: December 5, 2011